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                                                                  EXHIBIT 99.1

CONTACTS:

W. Phillip Marcum                          Philip Bourdillon/Eugene Heller
Chairman and CEO                           Silverman Heller Associates
303-416-9200                               310-208-2550



                METRETEK SHARES DELISTED FROM NASDAQ STOCK MARKET

                    -- To be traded on OTC Bulletin Board --

DENVER--OCTOBER 14, 2002--METRETEK TECHNOLOGIES, INC. (NASDAQ:MTEK) today announced that the Nasdaq Listing Qualifications Panel has denied its request for continued listing of its common stock despite its failure to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market, as set forth in Marketplace Rule 4310(c)(4). As a result, the Company's common stock will be delisted from the Nasdaq SmallCap Market effective with the opening of business on Tuesday, October 15, 2002.

The Company expects that its common stock will begin trading on the OTC Bulletin Board under the symbol MTEK on Tuesday, October 15, 2002. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the counter securities. Information regarding the OTC Bulletin Board is available at www.otcbb.com.

Despite the delisting from the Nasdaq SmallCap Market, the Company will remain a public reporting company under Securities and Exchange Commission rules. The Company expects to reconsider its listing options in the future, based upon its financial condition and stock price.

As previously reported, the Company received a Nasdaq Staff Determination letter on August 14, 2002, that the Company failed to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market. The Staff Determination letter informed the Company that, due to such non-compliance, the Company's common stock was subject to delisting from the Nasdaq SmallCap Market. As permitted by Nasdaq rules, the Company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which was held on September 26, 2002. Although the Panel indicated continued listing might be preserved if the Company promptly effected a reverse stock split resulting in compliance with the $1.00 minimum bid price requirement, the Board of Directors of the Company determined that proceeding with a reverse stock split to obtain such compliance under present circumstances would not be in the best interests of the Company and its stockholders.

W. Phillip Marcum, president and chief executive officer of the Company, stated:
"While we are obviously disappointed by the Panel's decision, we strongly believe that the Company initiatives that we are undertaking, including the restructuring of operations of Metretek Florida and the continued growth and success of PowerSecure and Southern Flow, will soon start to show their effect on the Company's performance. Our management team is strongly committed to achieving growth and profitability, and we feel we are headed in the right direction."


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Metretek Technologies, Inc. through its subsidiaries -- PowerSecure, Inc.;
Metretek, Incorporated; and Southern Flow Companies, Inc. -- is a diversified provider of energy technology products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this release, including statements concerning the potential effect on the Company's performance of initiatives currently being undertaken, are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to develop and market the products and services of PowerSecure; the ability of PowerSecure to complete the distributed generation project mentioned in this release and deliver anticipated benefits to the customer; the Company's ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and to fund the growth of its business; the Company's ability to attract, retain and motivate key personnel; the effects of competition; changes in the energy industry in general and the natural gas and electricity markets in particular; the ability of the Company to secure and maintain key contracts and relationships; the effects of the resolution of pending and future litigation and disputes; general economic, market and business conditions; and other factors, risks, and uncertainties described from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Form 10-KSB and Form 10-QSB and subsequently filed Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.



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